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                                                                    EXHIBIT 10.3

                        CONDITIONAL EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into as of this 26th day of August 1996, between Sygnet Communications, Inc., an Ohio corporation (the "Company") and Craig T. Sheetz ("Executive").




                               R E C I T A L S :

         A. Executive is the Vice President and Chief Financial Officer of the Company.

         B. The Company wishes to assure both itself and the Executive of continuity of management.

         C. The Company expects to close about September 30, 1996 on an agreement to purchase certain cellular telephone business assets, including various FCC non-wireline cellular telephone licenses for RSAs in Pennsylvania and New York ("Horizon Purchase").

         D. The Company has filed a Registration Statement with the SEC, whereby the Company will seek to finance in part the Horizon Purchase through issuing securities to the public, including approximately $110 million in high yield debt, and $35 million in equity (the "IPO").


         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, it is hereby agreed by and between the parties as follows:

1.       DEFINITIONS.     The following words and terms shall have the
         following meanings unless the context otherwise indicates:

         * "CAUSE" means any act or omission that is materially injurious to the Employer and that constitutes on the part of Executive
                 (i) common law fraud, (ii) a felony, (iii) dishonesty, or (iv) continuing neglect (other than as a result of permanent disability, as defined in Section 4.1 hereof) by Executive in connection with the performance of his duties hereunder; provided that there shall be no "Cause" based upon Executive's neglect until (a) Employer shall have given written notice to Executive setting forth in reasonable detail the facts and circumstances claimed to provide a basis for asserting the existence of "Cause" and (b) Executive shall not have remedied the situation giving rise to such facts and circumstances within twenty (20) days after receipt of the foregoing notice or taking all reasonable steps to that end during such 20-day period and thereafter.


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         *       "EFFECTIVE DATE" means the earlier of the date the IPO is
                 consummated or the closing date of the Horizon Purchase.

         * "EMPLOYER" has the meaning assigned thereto in Section 2.1(a) below.

         * "TERM OF EMPLOYMENT" means the period commencing on the Effective Date and expiring on the earliest to occur of (i) the later of the second anniversary of the Effective Date or, if applicable, the expiration of the final renewal period under Section 2.2 of this Agreement, and (ii) the date at which the Executive ceases for any reason to be an employee and is entitled to the benefits, if any, provided in Section 4 below.

2.       EMPLOYMENT.

         2.1     POSITION AND DUTIES.      Through the Term of Employment,
Executive shall be employed as Vice President and Chief Financial Officer of the Company and: (a) Executive shall devote his full business time and efforts to the business and affairs of the Company or the successor to the Company by which Executive has been employed pursuant to this Agreement and its parent, Sygnet Wireless, Inc. (the Company, the parent, and/or such successor, as the case may be, being herein sometimes referred to as the "Employer"), except for reasonable vacations and for illness; provided, however, this provision shall not preclude Executive from serving as a director or member of a board or committee of any other corporation or other organization involving no conflict of interests with the interests of Employer, or from managing his personal investments, so long as such activities do not materially interfere with the regular performance of his duties under this Agreement.

         2.2     RENEWAL.         This Agreement may be renewed for additional
periods, as mutually agreed by the Company and Executive, at a rate of compensation to be agreed upon by Executive and the Company. Unless one party submits to the other a notice that it does not wish to renew this Agreement (a "Non Renewal Notice") at least ninety (90) days prior to the end of the then current Term, the parties shall begin discussions regarding Executive's compensation for the applicable renewal period. In the event the parties have not completed such discussions at the end of the then current Term of this Agreement, and the parties desire to continue good faith discussions of Executive's compensation, then the Term of this Agreement shall be extended until the expiration of thirty (30) days after one party submits a Non Renewal Notice to the other and, during such extended Term, Executive agrees to continue his employment with the Company and the Company agrees to continue paying and providing benefits to Executive at the then current rates under this Agreement. In the event that the Company, at any time, submits a Non Renewal Notice to Executive, the Company agrees to retain Executive as a consultant to the Company for a period of one (1) year following the expiration of the then current Term of this Agreement and Executive shall be compensated for such consulting as provided in Section 4.4 hereof.


3.       COMPENSATION.

         3.1     COMPENSATION DURING TERM.         Executive shall be entitled
to the following compensation for services as an employee or consultant hereunder:





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                 (a)      Initial base compensation of $135,000.00 per year,
                          payable in convenient installments not less frequently than monthly.

                 (b) Continuing participation in all other employee benefit plans and practices of the Company in effect as of the Effective Date, as the same may be modified, supplemented or replaced, as well as to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by Executive in the course of Executive's duties; and

                 (c) Participation in the Company's Executive Bonus Plan and Stock Option Plan.

         Nothing contained in the foregoing shall preclude improvement of compensation, reward opportunities or benefits available to Executive.

         3.2     INDEMNIFICATION AND INSURANCE.    Executive shall be entitled
to all applicable indemnification and director's and officer's liability insurance provided by Employer to its directors and officers.


4.       TERMINATION.

         4.1     UPON DEATH OR DISABILITY.         Except for the obligations
of the Company set forth in this Section 4.1, this Agreement shall automatically terminate upon Executive's death or permanent disability, as defined in the Company's long-term disability program. In the event of such termination, the Employer shall promptly pay to Executive's estate all benefits and compensation accrued hereunder through the end of the month in which occurred Executive's death or permanent disability, as the case may be.

         4.2     FOR CAUSE.       Employer may not terminate Executive's
employment hereunder except for Cause. If Executive's employment is terminated for Cause, Employer shall promptly pay Executive his full accrued Base Compensation, and all other vested benefits, through the date of such termination at the rate in effect at the time of such Termination, and Employer shall have no further obligations to Executive under this Agreement. Notwithstanding the foregoing, termination for Cause under this Section 4.2 shall not relieve Executive of his obligations under Section 5 below.

         4.3     CONSTRUCTIVE TERMINATION.         Executive may, by written
notice to the Company, convert his status from that of an employee to that of a consultant to the Company within sixty (60) days after the occurrence, without the express written consent of Executive, of any of the following:

                 (a) the assignment to Executive of duties not materially comparable to Executive's duties provided for herein.

                 (b) any failure by Employer to comply with any of the provisions of Sections 2 or 3 above, other than an immaterial or inadvertent failure remedied by Employer promptly after receipt of notice thereof given by Executive.





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                 As a result of Executive's conversion of his status from that of an employee to that of a consultant under this Section 4.3, for a period of one (1) year after the date of such conversion (i) Employer shall continue to make all payments required to be made by it under Section 3 of this Agreement, and (ii) Executive shall continue to be treated as an employee under the provisions of the benefit plans, programs and practices referred to in Section
3.1 above; provided that, if despite the foregoing, benefits under any such plan, program or practice may not be provided thereunder to Executive because he is no longer an employee, Employer shall provide, pay or provide for payment of such benefits to Executive.

         4.4     TERMINATION WITHOUT CAUSE.        In the event of termination
of employment hereunder by Employer without Cause, Executive's status shall automatically convert to that of a consultant to the Company and for a period of one (1) year thereafter (i) Employer shall continue to make all payments required to be made by it under Section 3 of this Agreement, and (ii) Executive shall continue to be treated as an employee under the provisions of the benefit plans, programs and practices referred to in Section 3.1 above; provided that, if despite the foregoing, benefits under any such plan, program or practice may not be provided thereunder to Executive because he is no longer an employee, Employer shall provide, pay or provide for payment of such benefits to Executive.

         4.5     TERMINATION BY EXECUTIVE.         In the event of
termination of employment hereunder by Executive other than pursuant to Section
4.3 above, Employer shall pay to Executive all benefits and compensation accrued hereunder through the date of termination, and Employer shall have no further obligations to Executive under this Agreement.


5.       CONFIDENTIALITY AND NON-COMPETE.

         5.1     NONDISCLOSURE AND INDEMNIFICATION.        Executive
acknowledges that the Company's Proprietary Information (as defined below), which was designed and developed by the Company with considerable effort and at great expense, is unique, secret and confidential, and constitutes the exclusive property and trade secrets of the Company. Executive further acknowledges that an integral part of the Company's business involves the receipt of confidential Customer Information (as defined below). Executive further acknowledges that any unauthorized use of the Proprietary Information or the Customer Information by Executive, or any disclosure of the same to any third parties, would be wrongful and would cause irreparable injury to the Company, its customers and customer's employees and/or clients.

                 Accordingly, Executive covenants and agrees that, for the period of his employment and thereafter, he will (i) hold the Proprietary Information and the Customer Information in strictest confidence, (ii) not disclose such information to any person, firm, corporation or other entity, and
(iii) not use such information for any purpose not expressly authorized by the Company. Executive also agrees that upon request he shall return all business records in his possession or control in any way relating to the Company, its Proprietary Information, or the Customer Information. Executive agrees to indemnify and hold the Company harmless from any loss, claims or damages, including attorneys' fees and costs, arising out of or relating to the unauthorized disclosure or use of the Company's Proprietary Information or the Customer Information by Executive.

                 For the purposes of this Agreement, the term "Customer Information" shall mean, whether verbal or written, (i) the identity of any employee or other individual for whom claims,





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payroll, enrollment or similar data or other information are or have been submitted by or on behalf of the Customer to the Company; (ii) confidential information regarding the business of the Customer or its clients learned in the course of providing service and/or products to the Customer; (iii) other confidential information submitted from time to time by the Customer to the Company; and (iv) the identity of the Customer or its clients as the source of such data or information.

                 For the purposes of this Agreement, the term "Proprietary Information" shall mean, whether verbal or written, all customer lists, prospective customer lists, trade secrets, databases, processes, computer programs, object codes, course codes, passwords, entry codes, inventions, improvements, manufacturing or systems techniques formulas, development or experimental work, work in process, business data disclosed to the Company by or for the benefit of the Company's customers, information relating to the Company's business contracts (including, without limitation, contracts with customers, service providers, medical insurers and claims administrators), marketing strategies, any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company, and shall include Customer Information that was developed or enhanced by the Company including data furnished by or on behalf of the Customer.

                 Neither Proprietary Information nor Customer Information shall include information which (a) is or becomes generally available to the public other than as a result of Executive's disclosure, or (b) becomes available to Executive on a non-confidential basis from a source other than the Company or the Customer. Notwithstanding the foregoing, such information shall carry the presumption that it is either Proprietary Information or Customer Information and Executive shall treat such information as confidential.

         5.2     AGREEMENT NOT TO COMPETE.         Executive agrees that during
the period the Company is making payments under Sections 3.1, 4.3 or 4.4 of this Agreement and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, individually or on behalf of any other person or entity, engage in any activities that are competitive with the business of the Company in any state in which the Company does business or was considering doing business while Executive was employed as an employee or as a consultant. Specifically, Executive agrees that Executive shall not:

                 (a) call upon, solicit, sell or attempt to sell any products or services similar to or in competition with those offered by the Company to any person or entity that was a customer of the Company at any time during Executive's employment with the Company or was actively solicited by the Company during the six (6) month period preceding the termination of Executive's employment with the Company;

                 (b) engage in any business (or provide any managerial, sales or other employment or contract services to a business or activity which is similar to the services performed by Executive for the Company) that is in competition with the business of the Company or any state the Company does business or is considering doing business; or

                 (c) encourage, solicit or otherwise attempt to persuade any employee of the Company to violate any confidentiality, non-competition or employment agreements with the Company, or policies of the Company.





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                 Executive agrees that the restrictions contained in this
Section 5.2 are reasonable in all respects and are to be interpreted in light of all the facts and circumstances existing at the time enforcement is sought. However, should any court or other body of competent jurisdiction determine that all or any portion of the agreements set forth herein is invalid or unenforceable for any reason, such agreement (or portion thereof) shall be restricted and deemed amended to the minimum extent necessary so as to preserve and establish its validity and enforceability.

         5.3 In the event of a breach of this Section 5 by Executive, in addition to obtaining an injunction, the Company shall be entitled to terminate any further payment of benefits to Executive and the Company shall be relieved of all future obligations to Executive under this Agreement.

         5.4 In the event the Company fails to make any payment required of it under this Agreement or breaches any stock option agreement or benefit plan relating to Executive, Executive shall be relieved of all further obligations under Section 5.2 of this Agreement.

6.       CONDITION PRECEDENT.     This Agreement and the attached Stock Option
Agreement, are subject to the condition of either the consummation of the IPO or the closing of the Horizon Purchase before December 31, 1996. If neither the IPO is consummated nor the Horizon purchase has closed by December 31, 1996, then this Agreement and the Stock Option Agreement are both void.


7.       MISCELLANEOUS PROVISIONS.

         7.1     WITHHOLDING.     Notwithstanding anything to the contrary
contained in this Agreement, all payments required to be made by Employer hereunder to Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as Employer may reasonably determine it is required to withhold pursuant to any applicable law, regulation or benefit plan.

         7.2     ENTIRE AGREEMENT; CAPTIONS.       This Agreement contains the
entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all earlier agreements, whether oral or written, between Executive and the Company without extinguishing or diminishing any rights heretofore acquired by the Company under such agreements. The captions and section headings of this Agreement are solely for convenience of reference and shall not affect the interpretation of any provision hereof.

         7.3     NOTICES.         Any notices, requests, demands and other
communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail or by overnight delivery service to Executive at his last address he has filed in writing with Employer or, in the case of Employer, at its principal executive offices.

         7.4 NON-ALIENATION. Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien or security interest upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.





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         7.5     GOVERNING LAW.   The provisions of this Agreement shall be
construed in accordance with the laws of the State of Ohio.

         7.6     AMENDMENT.       This Agreement may be amended or cancelled
only by mutual agreement of the parties, or their respective successors, in writing.

         7.7     SUCCESSOR TO THE COMPANY.         Except as otherwise provided
herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company.

         7.8     SEVERABILITY.    In the event that any provision or portion of
this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect in such jurisdiction, and any such invalid or unenforceable provision shall not be considered invalid or unenforceable in any other jurisdiction.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the date and year first above written.

                                 COMPANY:  Sygnet Communications, Inc.

                                 By:     /s/ ALBERT H. PHARIS, JR.

                                 Title:  President


                                 EXECUTIVE

                                 /s/ CRAIG T. SHEETZ

                                 Craig T. Sheetz





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